As filed with the Securities and Exchange Commission on January 20, 2005

Registration No. 333-38912

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FOREST CITY ENTERPRISES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Ohio	34-0863886
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1100 Terminal Tower, 50 Public Square
Cleveland, Ohio 44113-2203
(Address of Principal Executive Offices) (Zip Code)

FOREST CITY ENTERPRISES, INC.
DEFERRED COMPENSATION PLAN FOR NONEMPLOYEE DIRECTORS

(Full Title of the Plan)

FCE Statutory Agent, Inc.
Forest City Enterprises, Inc.
1100 Terminal Tower
50 Public Square
Cleveland, Ohio 44113-2203

(Name and Address of Agent for Service)

(216) 621-6060
(Telephone Number, Including Area Code, of Agent For Service)

This Post-Effective Amendment No. 1 is being filed to add new
Exhibit 4.8 and additional Exhibit 23 to the Registration Statement.

This Post-Effective Amendment No. 1 to the Registration Statement shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 464 under the Securities Act of 1933.

Part II

     Part II of Registration Statement No. 333-38912 on Form S-8, filed by Forest City Enterprises Inc. (“Registrant”) with the Securities and Exchange Commission (“SEC”) on June 9, 2000, is hereby amended by adding new Exhibits 4.8 and 23.

Item 8. Exhibits

4.8	Amendment No. 3 to the Forest City Enterprises, Inc. Deferred Compensation Plan for Nonemployee Directors

23	Consent of Independent Registered Public Accounting Firm

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-38912 on Form S-8 (“Post-Effective Amendment No. 1”) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on January 20, 2005.

THE FOREST CITY ENTERPRISES, INC.

By:	/s/ Thomas G. Smith

Thomas G. Smith Executive Vice President, Chief Financial Officer, and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on January 20, 2005.

Signature	Title

*	Co-Chairman of the Board and Director
Albert B. Ratner

* Samuel H. Miller	Co-Chairman of the Board, Treasurer and Director

* Charles A. Ratner	President, Chief Executive Officer and Director (Principal Executive Officer)

* Thomas G. Smith	Executive Vice President, Chief Financial Officer and Secretary (Principal Financial Officer)

* Linda M. Kane	Senior Vice President and Corporate Controller (Principal Accounting Officer)

* James A. Ratner	Executive Vice President and Director

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* Ronald A. Ratner	Executive Vice President and Director

* Brian J. Ratner	Executive Vice President and Director

* Deborah Ratner Salzberg	Director

* Michael P. Esposito, Jr.	Director

* Scott S. Cowen	Director

* Jerry V. Jarrett	Director

* Joan K. Shafran	Director

* Louis Stokes	Director

* Stan Ross	Director

     *  Thomas G. Smith, the undersigned attorney-in-fact, by signing his name hereto, does hereby sign and execute this Post-Effective Amendment No. 1 on behalf of the above indicated officers and directors thereof (constituting a majority of the directors) pursuant to the power of attorney filed as Exhibit 24 to Registration Statement No. 333-38912 on Form S-8 with the Securities and Exchange Commission.

January 20, 2005	By:	/s/ Thomas G. Smith Thomas G. Smith, Attorney-in-Fact

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EXHIBIT INDEX

4.8	Amendment No. 3 to the Forest City Enterprises, Inc. Deferred Compensation Plan for Nonemployee Directors

23	Consent of Independent Registered Public Accounting Firm

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